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                                                                   EXHIBIT 10.34

                        DOMAIN NAME ASSIGNMENT AGREEMENT

     This Domain Name Assignment Agreement (the "Agreement") is entered into as of 27 November, 2003 between the following two parties in Beijing.

THE ASSIGNOR:  Shanghai Weilan Computer Co., Ltd.
LEGAL ADDRESS: No.558, Luzhendizhi West Road, Jiading District, Shanghai

THE ASSIGNEE:  Shanghai Linktone Consulting Co., Ltd.
LEGAL ADDRESS: F6, Ganglu Square , No.18, Xizang Road, Shanghai

     WHEREAS, the Assignor, a company registered in Shanghai under the laws of the People's Republic of China (the"PRC"), owns the Domain Names linktone.com.cn (the "Domain Names").

     WHEREAS, the Assignee is a wholly foreign-owned enterprise registered under the law of PRC in Shanghai;

     WHEREAS, the Assignor agrees to assign the Domain Names to the Assignee and the Assignee agrees to accept the assignment of the Domain Names.

     NOW THEREFORE, the parties agree as follows:

1.   TRANSFER OF DOMAIN NAMES

         the Assignor agrees to change the registered owner of the Domain Names into the Assignee and the Assignee agrees to accept the change of the registered owner of the Domain Names. the Assignee shall pay the Assignor an amount of RMB1000 for the Domain Names transferred hereunder.

2.   REGISTRATION FEES

         The registration for the change of the registered owner of the Domain Names shall be undertaken by the Assignor and the Assignor shall bear the registration fees incurred hereby.

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                                                                           10.34

3.    REPRESENTATIONS AND WARRANTIES

      3.1   THE ASSIGNOR HEREBY REPRESENTS AND WARRANTS AS FOLLOWS:

      3.1.1 the Assignor is a company duly registered and validly existing under the laws of the PRC.

      3.1.2 the Assignor has the exclusive ownership of the Domain Names and no rights or equity of any third party is prejudiced due to the using of the Domain Names. There is no litigation or any other disputes arising from or relating to the Domain Names.

      3.1.3 the Assignor has full right, power, authority and capacity and all consents and approvals of any other third party and government necessary to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts.

      3.1.4 once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignor enforceable against it in accordance with its terms upon its execution.

      3.1.5 the Assignor has never licensed and will never license the Domain Names to any third party;

      3.1.6 the Assignor will not engage in any action that will be of detriment to the validity of the Domain Names after the completion of the assignment.

      3.2   THE ASSIGNEE HEREBY REPRESENTS AND WARRANTS AS FOLLOWS:

      3.2.1 The Assignee is a company duly registered and validly existing under the laws of the PRC.

      3.2.2 The Assignee has full right, power, authority and capacity and all consents and approvals of any other third party and governmental necessary to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts.

      3.2.3 once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignee enforceable against it in accordance with its terms upon its execution.

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                                                                           10.34

4.    EFFECTIVE DATE AND TERM

         This Agreement has been duly executed by their authorized representatives as of the date first set forth above and shall be effective simultaneously.

5.    SETTLEMENT OF DISPUTES

         The parties shall strive to settle any dispute arising from the interpretation or performance through friendly consultation within 30 days after one party asks for consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Shanghai. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

6.    APPLICABLE LAW

         The validity, interpretation and implementation of this Agreement shall be governed by the laws of the PRC.

7.    AMENDMENT AND SUPPLEMENT

         Any amendment and supplement of this Agreement shall come into force only after a written agreement is signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

8.    SEVERABILITY

         Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provision of this Agreement

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                                                                           10.34

      invalid or unenforceable in any other jurisdiction.

9.    APPENDICES

         The Appendices referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

10.   OTHERS

         This Agreement is executed by Chinese and English in duplicate, and in case of confliction, the Chinese version is prevail.

      IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

THE ASSIGNOR : Shanghai Weilan Computer Co., Ltd.

Representative: /s/ Raymond Lei Yang

THE ASSIGNEE: Shanghai Linktone Consulting Co., Ltd.

Representative: /s/ Jun Wu

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